Filed under Rule 424 (b)(3), File No. 333-132201
                            Pricing Supplement No. 6 - dated 05/08/2006
                                    (To prospectus dated 03/07/2006 and
                                prospectus supplement dated 03/30/2006)

Toyota Motor Credit Corporation


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                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89240AAS9      100%       	0.625%            99.375%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.300%      Semi-Annual     05/20/2009      Yes

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Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
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Interest Payment Dates: The 20th day of May and November of each year commencing 11/20/2006, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 05/20/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.
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===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89240AAT7      100%       	1.000%            99.000%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.500%      Semi-Annual     05/20/2011      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of May and November of each year commencing 11/20/2006, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 05/20/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.

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===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89240AAU4       100%       	1.100%            98.900%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

See table below  Semi-Annual     05/21/2012      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Step-Up Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of May and November of each year commencing 11/20/2006, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 05/20/2008 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.





Step Coupon Schedule:

Applicable Interest Rate Per Annum:             Period:
-------------------------------------------------------------------
5.250%				5/17/2006 to but excluding 5/20/2008
5.550%				5/20/2008 to but excluding 5/20/2010
7.500%				5/20/2010 to but excluding 5/21/2012
====================================================================

                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89240AAV2       100%       	2.000%            98.000%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    6.000%      Semi-Annual     05/20/2021      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of May and November of each year commencing 11/20/2006, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 05/20/2009 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.

-------------------------------------------------------------------

====================================================================

Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  05/12/2006
Issue Date:  05/17/2006
Minimum Denominations/Increments: $1,000/$1,000

Original Issue Discount: No
Form: Book-entry

All trades settle without accrued interest and clear SDFS: DTC Book-
entry only
Merrill Lynch DTC Participant Number:  161


(1) Expressed as a percentage of the minimum denomination


                                                   Merrill Lynch & Co.
                                                   Purchasing Agent
                                                   Acting as Principal
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